                                                                    Exhibit 24



                         PROTECTIVE LIFE CORPORATION
                           2801 Highway 280 South
                          Birmingham, Alabama 35223


     KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Protective Life Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint John D. Johns, Deborah J. Long and Nancy Kane, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and Directors of the Corporation one or more Registration Statements on Form S-4 of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, any subsequent registration statements which may be filed under Rule 462(b) and any amendment or amendments to such registration statements (including, without limitation, post-effective amendments), relating to the Common Stock of the Corporation to be issued in connection with the proposed merger transaction with United Dental Care, Inc., and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:


       SIGNATURES                            TITLE                         DATE
       ----------                            -----                         ----


/s/ Drayton Nabers, Jr.            Chairman of the Board, Chief
----------------------------       Executive Officer and Director
Drayton Nabers, Jr.                (Principal Executive Officer)       April 27, 1998


/s/ John D. Johns                  President, Chief Operating Officer
----------------------------       and Director (Principal Financial
John D. Johns                      Officer)                            April 27, 1998


/s/ Jerry W. DeFoor                Vice President and Controller and
----------------------------       Chief Accounting Officer
Jerry W. DeFoor                    (Principal Accounting Officer       April 27, 1998




       SIGNATURES                            TITLE                         DATE
       ----------                            -----                         ----

/s/ William J. Rushton III         Chairman Emeritus and Director      April 27, 1998
----------------------------
William J. Rushton III


/s/ William J. Cabaniss, Jr.       Director                            April 27, 1998
----------------------------
William J. Cabaniss, Jr.


/s/ John J. McMahon, Jr.           Director                            April 27, 1998
----------------------------
John J. McMahon, Jr.


/s/ A. W. Dahlberg                 Director                            April 27, 1998
----------------------------
A. W. Dahlberg


/s/ Ronald L. Kuehn, Jr.           Director                            April 27, 1998
----------------------------
Ronald L. Kuehn, Jr.


/s/ Herbert A. Sklenar             Director                            April 27, 1998
----------------------------
Herbert A. Sklenar


/s/ James S. M. French             Director                            April 27, 1998
----------------------------
James S. M. French


/s/ Robert A. Yellowlees           Director                            April 27, 1998
----------------------------
Robert A. Yellowlees


/s/ Elaine L. Chao                 Director                            April 27, 1998
----------------------------
Elaine L. Chao


/s/ Donald M. James                Director                            April 27, 1998
----------------------------
Donald M. James